Exhibit 99.1

NeoGenomics Reports Revenue of $125 Million in the Second Quarter
Second-Quarter 2022 Results and Highlights

•Consolidated revenue increased 3% to $125 million
•Clinical Services revenue increased 4% to $106 million
•Pharma Services revenue decreased 4% to $19 million
•Chris Smith appointed CEO effective August 15, 2022

Fort Myers, Florida (August 9, 2022) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services and global oncology contract research services, today announced its second-quarter results for the period ended June 30, 2022.
“During a challenging time in our business, our people have rallied together as we welcome talented new leaders, embark on an enterprise wide performance improvement plan, and continue to move RaDaR forward. On the leadership front we have added some exceptional talent over the last six months highlighted by last month’s announcement of our new Chief Executive Officer, Chris Smith, who officially joins on Monday.” said Lynn Tetrault, Chair of the Board and Interim CEO of NeoGenomics.
“We have a compelling strategic position in the cancer diagnostics market and we are positioned well for improving execution under new leadership. Serving as Interim CEO of NeoGenomics has been an honor and incredibly rewarding, but I am thrilled to resume my role as independent Chair of the Board and to welcome Chris as our next CEO.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2022 was $125 million, an increase of 3% over the same period in 2021. Clinical Services revenue of $106 million was an increase year-over-year of 4%. Clinical test volume(1) decreased by 3% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 8% to $387. Pharma Services revenue decreased by 4% to $19 million compared to the second quarter of 2021.
Consolidated gross profit for the second quarter of 2022 was $43.9 million, a decrease of 17.1% compared to the second quarter of 2021. This decrease was primarily due to the amortization of acquired Inivata developed technology intangibles and higher payroll and payroll-related costs, partially offset by the increase in revenue. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 35.1%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 39.0%.
Operating expenses increased by $8 million, or 11%, compared to the second quarter of 2021, and included operating expenses for the Inivata subsidiary which was acquired at the end of the second quarter of 2021. Operating expenses in the second quarter of 2022 also included higher payroll and payroll-related costs to support the Company’s strategic growth initiatives, an increase in professional fees and an increase in supplies expense related to research and development.
Net loss for the quarter was $35 million compared to net income of $76 million for the second quarter of 2021. Net income for the second quarter of 2021 included a $97 million gain on the Company’s prior investment in, and loan receivable from, non-consolidated affiliate due to the acquisition of Inivata Limited.
Adjusted EBITDA(2) was negative $16 million compared to positive $5 million in the second quarter of 2021. Adjusted net loss(2) was $20 million compared to Adjusted net loss(2) of $1 million in the second quarter of 2021.
Cash and cash equivalents and marketable securities totaled $466 million at quarter end.

Operational Updates
In the second quarter the Company made several appointments to its leadership team. In May, Vishal Sikri was appointed President, Pharma Services, and President and Chief Commercial Officer, Inivata Division. Mr. Sikri has over 20 years of experience in the somatic diagnostics space and has extensive precision medicine experience, having launched and commercialized tests for therapy selection and molecular residual disease in the U.S. and globally across different molecular platforms.
In July, the Company announced that Chris Smith was appointed Chief Executive Officer and a member of the board of directors, effective August 15, 2022. Mr. Smith has served in key leadership positions within the diagnostics industry, demonstrating an extensive history of operating success and achieving accelerated revenue growth while simultaneously improving profitability. In connection with Mr. Smith’s appointment, Ms. Tetrault will resume the role of independent Chair of the Board.
____________________
(1) Clinical testing excludes requisitions, tests, revenue and costs of revenue for Pharma Services.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss its second quarter 2022 results on Tuesday, August 9, 2022 at 8:30 AM EDT. Interested investors should dial (877) 545-0523 (domestic) and (973) 528-0016 (international) at least five minutes prior to the call. The participant access code provided for this call is 739454. A replay of the conference call will be available until 8:30 AM EDT on August 23, 2022, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 46116. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 8:30 AM EDT on August 9, 2023.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials, drug development and informatics services.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo and Carlsbad, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland; Singapore and China. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 as well as other information previously filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information, please contact:
NeoGenomics, Inc.
Charlie Eidson
Director, Investor Relations and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$283,637	$316,827
Marketable securities, at fair value	182,316	198,563
Accounts receivable, net	111,276	112,130
Inventories	21,863	23,395
Prepaid assets	16,662	12,354
Assets held for sale	—	10,050
Other current assets	6,506	8,189
Total current assets	622,260	681,508
Property and equipment, net	111,105	109,465
Operating lease right-of-use assets	99,917	102,197
Intangible assets, net	425,338	442,325
Goodwill	527,115	527,115
Other assets	6,378	7,168
Total non-current assets	1,169,853	1,188,270
Total assets	$1,792,113	$1,869,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$76,552	$79,213
Current portion of equipment financing obligations	410	1,135
Current portion of operating lease liabilities	5,708	6,884
Total current liabilities	82,670	87,232
Long-term liabilities
Convertible senior notes, net	533,898	532,483
Operating lease liabilities	71,882	72,289
Deferred income tax liabilities, net	45,979	55,475
Other long-term liabilities	14,165	14,022
Total long-term liabilities	665,924	674,269
Total liabilities	$748,594	$761,501
Stockholders’ equity
Total stockholders’ equity	$1,043,519	$1,108,277
Total liabilities and stockholders’ equity	$1,792,113	$1,869,778

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
NET REVENUE
Clinical Services	$105,635	$101,405	$204,426	$197,892
Pharma Services	19,437	20,319	37,815	39,365
Total net revenue	125,072	121,724	242,241	237,257

COST OF REVENUE	81,126	68,734	160,063	142,693

GROSS PROFIT	43,946	52,990	82,178	94,564
Operating expenses:
General and administrative	57,951	54,638	124,199	95,114
Research and development	8,626	3,495	16,339	5,951
Sales and marketing	17,071	17,224	33,370	30,973
Total operating expenses	83,648	75,357	173,908	132,038
LOSS FROM OPERATIONS	(39,702)	(22,367)	(91,730)	(37,474)
Interest expense, net	926	902	2,227	2,079
Other expense (income), net	405	(171)	237	(341)
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(96,534)	—	(91,510)
(Loss) income before taxes	(41,033)	73,436	(94,194)	52,298
Income tax benefit	(5,730)	(2,437)	(9,483)	(1,461)
NET (LOSS) INCOME	$(35,303)	$75,873	$(84,711)	$53,759

Adjustment to net (loss) income for convertible notes in diluted EPS(3)
NET (LOSS) INCOME	(35,303)	75,873	(84,711)	53,759
Convertible note accretion, amortization, and interest, net of tax	—	1,552	—	2,997
NET (LOSS) INCOME USED IN DILUTED EPS	$(35,303)	$77,425	$(84,711)	$56,756

NET (LOSS) INCOME PER SHARE
Basic	$(0.28)	$0.64	$(0.68)	$0.46
Diluted	$(0.28)	$0.59	$(0.68)	$0.44

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	124,068	118,287	123,850	117,249
Diluted	124,068	131,237	123,850	130,247
(3) This adjustment compensates for the effects of the if-converted impact of convertible notes in adjusted net income. Since an entity using the if-converted method assumes that a convertible debt instrument was converted into common shares at the beginning of the reporting period, net (loss) income is adjusted to reverse any recognized interest expense (including any amortization of discounts).

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(84,711)	$53,759
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	16,921	13,629
Amortization of intangibles	16,979	6,209
Non-cash stock-based compensation	15,729	7,159
Non-cash operating lease expense	4,989	3,750
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(91,510)
Amortization of convertible debt discount and debt issue costs	1,415	1,335
Gain on sale of assets held for sale	(2,048)	—
Write-off of COVID-19 PCR testing inventory and equipment	—	6,061
Other adjustments	1,602	399
Changes in assets and liabilities, net	(16,912)	29
Net cash (used in) provided by operating activities	(46,036)	820
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(56,332)	(162,769)
Proceeds from sales and maturities of marketable securities	68,525	26,253
Purchases of property and equipment	(18,513)	(37,178)
Proceeds from assets held for sale	12,098	—
Business acquisitions, net of cash acquired	—	(419,404)
Loan receivable from non-consolidated affiliate	—	(15,000)
Net cash provided by (used in) investing activities	5,778	(608,098)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(574)	(1,892)
Issuance of common stock, net	7,642	8,045
Proceeds from issuance of convertible debt, net of issuance costs	—	334,410
Premiums paid for capped call confirmations	—	(29,291)
Proceeds from equity offering, net of issuance costs	—	418,273
Net cash provided by financing activities	7,068	729,545
Net change in cash, cash equivalents and restricted cash	(33,190)	122,267
Cash, cash equivalents and restricted cash, beginning of period	316,827	250,632
Cash, cash equivalents and restricted cash, end of period	$283,637	$372,899

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$283,637	$368,796
Restricted cash, non-current	—	4,103
Total cash, cash equivalents and restricted cash	$283,637	$372,899

Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) gain on investment in and loan receivable from non-consolidated affiliate, net, and (viii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangible assets, and (ii) the write-off of COVID-19 PCR testing inventory equipment.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) gain on investment in and loan receivable from non-consolidated affiliate, net, and (vi) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(35,303)	$75,873	$(84,711)	$53,759
Adjustments to net (loss) income:
Interest expense, net	926	902	2,227	2,079
Income tax benefit	(5,730)	(2,437)	(9,483)	(1,461)
Depreciation	8,526	6,949	16,921	13,629
Amortization of intangibles	8,490	3,751	16,980	6,209
EBITDA (non-GAAP)	$(23,091)	$85,038	$(58,066)	$74,215
Further adjustments to EBITDA:
Acquisition and integration related expenses	1,252	10,998	2,282	11,812
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
Non-cash stock-based compensation expense	3,626	4,506	15,729	7,159
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(96,534)	—	(91,510)
Other significant (income) expenses, net(4)	1,940	542	4,771	999
Adjusted EBITDA (non-GAAP)	$(16,273)	$4,550	$(35,284)	$8,736

(4) For the three months ended June 30, 2022, other significant (income) expenses, net, includes fees related to the regulatory matter, moving costs, and other non-recurring items. For the three months ended June 30, 2021, other significant (income) expenses, net, includes moving costs and other non-recurring items. For the six months ended June 30, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to the regulatory matter, CEO transition costs, moving costs, and other non-recurring items. For the six months ended June 30, 2021, other significant (income) expenses, net, includes CEO transition costs, moving costs and other non-recurring items.

Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Clinical Services:
Total revenue (GAAP)	$105,635	$101,405	4.2%	$204,426	$197,892	3.3%

Cost of revenue (GAAP)	$67,035	$57,233	17.1%	$132,302	$118,798	11.4%
Adjustments to cost of revenue(5)	(4,264)	(729)		(8,527)	(6,029)
Adjusted cost of revenue (non-GAAP)	$62,771	$56,504	11.1%	$123,775	$112,769	9.8%

Gross profit (GAAP)	$38,600	$44,172	(12.6)%	$72,124	$79,094	(8.8)%
Adjusted gross profit (non-GAAP )	$42,864	$44,901	(4.5)%	$80,651	$85,123	(5.3)%

Gross profit margin (GAAP)	36.5%	43.6%		35.3%	40.0%
Adjusted gross profit margin (non-GAAP)	40.6%	44.3%		39.5%	43.0%

Pharma Services:
Total revenue (GAAP)	$19,437	$20,319	(4.3)%	$37,815	$39,365	(3.9)%

Cost of revenue (GAAP)	$14,091	$11,501	22.5%	$27,761	$23,895	16.2%
Adjustments to cost of revenue(6)	(589)	—		(1,179)	—
Adjusted cost of revenue (non-GAAP)	$13,502	$11,501	17.4%	$26,582	$23,895	11.2%

Gross profit (GAAP)	$5,346	$8,818	(39.4)%	$10,054	$15,470	(35.0)%
Adjusted gross profit (non-GAAP )	$5,935	$8,818	(32.7)%	$11,233	$15,470	(27.4)%

Gross profit margin (GAAP)	27.5%	43.4%		26.6%	39.3%
Adjusted gross profit margin (non-GAAP)	30.5%	43.4%		29.7%	39.3%

Consolidated:
Total revenue (GAAP)	$125,072	$121,724	2.8%	$242,241	$237,257	2.1%

Cost of revenue (GAAP)	$81,126	$68,734	18.0%	$160,063	$142,693	12.2%
Adjustments to cost of revenue(5)(6)	(4,853)	(729)		(9,706)	(6,029)
Adjusted cost of revenue (non-GAAP)	$76,273	$68,005	12.2%	$150,357	$136,664	10.0%

Gross profit (GAAP)	$43,946	$52,990	(17.1)%	$82,178	$94,564	(13.1)%
Adjusted gross profit (non-GAAP )	$48,799	$53,719	(9.2)%	$91,884	$100,593	(8.7)%

Gross profit margin (GAAP)	35.1%	43.5%		33.9%	39.9%
Adjusted gross profit margin (non-GAAP)	39.0%	44.1%		37.9%	42.4%
(5) Clinical Services cost of revenue adjustments for the three months ended June 30, 2022 and June 30, 2021 include $4.3 million and $0.7 million, respectively, of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the six months ended June 30, 2022 include $8.5 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the six months ended June 30, 2021 include write-offs of $5.3 million for COVID-19 PCR testing inventory and $0.7 million of amortization of acquired Inivata developed technology intangible assets.
(6) Pharma Services cost of revenue adjustments for the three months ended June 30, 2022 include $0.6 million of amortization of acquired Inivata developed technology intangible assets. Pharma Services cost of revenue adjustments for the six months ended June 30, 2022 include $1.2 million of amortization of acquired Inivata developed technology intangible assets. There were no such adjustments for the three and six months ended June 30, 2021.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Loss and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjustment to net (loss) income for convertible notes in diluted EPS
Net (loss) income (GAAP)	$(35,303)	$75,873	$(84,711)	$53,759
Convertible note accretion, amortization, and interest, net of tax	—	1,552	—	2,997
Net (loss) income (GAAP) used in diluted EPS	$(35,303)	$77,425	$(84,711)	$56,756
Adjustments to net (loss) income, net of tax:
Amortization of intangibles	8,490	3,751	16,980	6,209
Acquisition and integration related expenses	1,252	10,998	2,282	11,812
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
Non-cash stock-based compensation expense	3,626	4,506	15,729	7,159
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(96,534)	—	(91,510)
Other significant (income) expenses, net(7)	1,940	542	4,771	999
Adjustment to adjusted net loss (non-GAAP) for convertible note accretion, amortization, and interest(8)	—	(1,552)	—	(2,997)
Adjusted net loss (non-GAAP)	$(19,995)	$(864)	$(44,949)	$(5,511)

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.28)	$0.59	$(0.68)	$0.44
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.07	0.03	0.14	0.05
Acquisition and integration related expenses	0.01	0.08	0.02	0.09
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	0.05
Non-cash stock-based compensation expense	0.03	0.03	0.13	0.05
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(0.74)	—	(0.70)
Other significant (income) expenses, net(7)	0.02	—	0.04	—
Adjustment to adjusted net loss (non-GAAP) for convertible note accretion, amortization, and interest(8)	—	(0.01)	—	(0.02)
Rounding and impact of diluted shares in adjusted diluted shares(9)	(0.01)	0.01	(0.01)	(0.01)
Adjusted diluted EPS (non-GAAP)	$(0.16)	$(0.01)	$(0.36)	$(0.05)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	124,068	131,237	123,850	130,247
Dilutive effect of options, restricted stock, and converted shares(10)(11)	—	(12,950)	—	(12,998)
Adjusted diluted shares outstanding (non-GAAP)	124,068	118,287	123,850	117,249
(7) For the three months ended June 30, 2022, other significant (income) expenses, net, includes fees related to the regulatory matter, moving costs, and other non-recurring items. For the three months ended June 30, 2021, other significant (income) expenses, net, includes moving costs and other non-recurring items. For the six months ended June 30, 2022, other significant (income) expenses, net, includes a gain on the sale of a building, fees related to the regulatory matter, CEO transition costs, moving costs, and other non-recurring items. For the six months ended June 30, 2021, other significant (income) expenses, net, includes CEO transition costs, moving costs and other non-recurring items.
(8) In those periods in which GAAP net income (loss) is positive and Adjusted Net Income (Loss) is negative, this adjustment compensates for the effects of the if-converted impact of convertible notes in Adjusted Net Income (Loss) by adding back the reversal of recognized interest expense (including any amortization of discounts).
(9) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(10) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(11) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Supplemental Information
Clinical(12) Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Clinical(12):
Number of tests performed	272,982	281,335	(3.0)%	539,017	542,276	(0.6)%
Average revenue/test	$387	$360	7.5%	$379	$362	4.7%
Average cost/test	$230	$201	14.4%	$230	$203	13.3%

(12) Excludes tests, revenue and costs of revenue for Pharma Services and amortization for acquired Inivata developed technology intangible assets. In addition, cost of revenue for the six months ended June 30, 2021 excludes write-offs for COVID-19 PCR testing inventory.